UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2016

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2016, the Board of Directors (the “Board”) of 3D Systems Corporation (the “Company”) appointed Mr. John N. McMullen as the Company’s Executive Vice President and Chief Financial Officer, effective July 1, 2016. Mr. McMullen will succeed Mr. David Styka, who has mutually agreed with the Company to step down as Executive Vice President and Chief Financial Officer of the Company, effective July 1, 2016. Mr. Styka will remain with the Company to provide operational and financial support.

Mr. McMullen, age 57, has served as Executive Vice President and Chief Financial Officer of Eastman Kodak Company (“Kodak”) since June 15, 2014. Prior to joining Kodak, Mr. McMullen worked at Hewlett Packard Company (“HP”) and its acquired companies, Compaq Computer and Digital Equipment Corporation, for 32 years. From 2007 to 2013, he served as Senior Vice President of Finance at HP, and from 2002 to 2007, Mr. McMullen served as Vice President of Finance and Chief Financial Officer of HP’s Imaging and Printing Group.

In connection with his appointment, the Company entered into an employment agreement with Mr. McMullen (the “McMullen Employment Agreement”) pursuant to which he will serve as the Company’s Executive Vice President and Chief Financial Officer. Under the terms of the McMullen Employment Agreement, which the Compensation Committee of the Board recommended and the Board approved, Mr. McMullen will receive the following compensation:

•	a base salary of $500,000 per annum, which will be pro-rated for 2016;

•	a bonus objective equal to 50% of Mr. McMullen’s base salary, which will be pro-rated for 2016;

•	a restricted stock award for 75,000 shares of the Company’s common stock (“Common Stock”), pursuant to the 2015 Incentive Plan of the Company (the “Plan”), that vest in equal installments on each of the first, second and third anniversaries of the date of the McMullen Employment Agreement, subject to Mr. McMullen’s continued employment;

•	a restricted stock award for 25,000 shares of Common Stock, pursuant to the Plan, that vest on the date that the closing price of a share of Common Stock on each of the trading days during the immediately prior ninety consecutive calendar days is at least $30;

•	the option to purchase 100,000 shares of Common Stock, pursuant to the Plan, at an exercise price equal to the closing price of a share of Common Stock on the date of the McMullen Employment Agreement and exercisable on the later of the date that is six months after the date of grant and the date that the closing price of a share of Common Stock on each of the trading days during the immediately prior ninety consecutive calendar days is at least $30;

•	a restricted stock award for 25,000 shares of Common Stock, pursuant to the Plan, that vest on the date that the closing price of a share of Common Stock on each of the trading days during the immediately prior ninety consecutive calendar days is at least $40; and

•	the option to purchase 100,000 shares of Common Stock, pursuant to the Plan, at an exercise price equal to the closing price of a share of Common Stock on the date of the McMullen Employment Agreement and exercisable on the later of the date that is six months after the date of grant and the date that the closing price of a share of Common Stock on each of the trading days during the immediately prior ninety consecutive calendar days is at least $40.

The McMullen Employment Agreement has an initial two-year term that automatically renews for additional twelve-month terms, unless terminated by either party.

On June 15, 2016, the Company also entered into an employment agreement with Mr. Andrew M. Johnson, the Company’s current Executive Vice President, Chief Legal Officer and Secretary (the “Johnson Employment Agreement”). Under the terms of the Johnson Employment Agreement, which the Compensation Committee of the Board approved, Mr. Johnson will continue to receive a base salary of $333,000 per annum. In addition to his base salary, Mr. Johnson will continue to be eligible for (i) cash performance bonus awards subject to the sole discretion of the Compensation Committee of the Board and in accordance with the terms of the bonus plan or program and (2) participation in any applicable stock bonus, restricted stock award, restricted stock unit, stock option or similar plan, if any, implemented by the Company and generally available to executive employees.

Upon termination by the Company without cause or by Mr. Johnson as a result of a Constructive Discharge, as defined in the Johnson Employment Agreement, Mr. Johnson will receive (i) payment of an amount equal to his annual base salary, payable in equal installments over twelve months, less all required withholdings and taxes, or for so long as Mr. Johnson complies with the various non-compete and non-solicitation provisions of the Johnson Employment Agreement, (ii) payment for unused vacation time accrued in the calendar year in which the termination occurs, (iii) continued payment of a portion of the premiums associated with the Company’s group health plan, as paid by the Company for all other employees of the Company, for a period of twelve months and (iv) in the event that such termination occurs on or prior to December 31, 2017, a pro-rata portion of the performance bonus, if any, with respect to the calendar year in which the termination occurs based on achievement of the Company’s corporate goals as determined by management of the Company and approved by the Company’s Compensation Committee of the Board. The Johnson Employment Agreement supersedes and replaces the Agreement for At-Will Employment and Binding Arbitration, dated March 20, 2006, by and between the Company and Mr. Johnson and the Employee Confidentiality and Non-Solicitation and Arbitration Agreement, dated May 31, 2013, by and between the Company and Mr. Johnson.

In connection with the Johnson Employment Agreement, Mr. Johnson and Company also on June 15, 2016 entered into amendments to (i) the Restricted Stock Purchase Agreement, dated February 4, 2014, by and between the Company and Mr. Johnson, (ii) the Restricted Stock Purchase Agreement, dated February 3, 2015, by and between the Company and Mr. Johnson, and (iii) and the Restricted Stock Award Agreement, dated November 13, 2015, by and between the Company and Mr. Johnson (collectively, the “Restricted Stock Amendments”). The Restricted Stock Amendments provide that in the event Mr. Johnson’s employment or service with the Company is terminated on a date prior to the third anniversary of the date of the applicable grant either by the Company without cause, or by Mr. Johnson as a result of a Constructive Discharge, then Mr. Johnson’s interest in such restricted stock awards shall become vested and nonforfeitable on a pro-rata basis.

The foregoing descriptions of the McMullen Employment Agreement, the Johnson Employment Agreement and the Restricted Stock Amendments do not purport to be complete and are qualified in their entirety by reference to the McMullen Employment Agreement, the Johnson Employment Agreement and the Restricted Stock Amendments, respectively, copies of which are attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01      Regulation FD Disclosure.

On June 15, 2016, the Company issued a press release announcing Mr. McMullen’s appointment as Executive Vice President and Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01      Financial Statement and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated June 15, 2016, by and between 3D Systems Corporation and John N. McMullen

10.2	Employment Agreement, dated June 15, 2016, by and between 3D Systems Corporation and Andrew M. Johnson

10.3	First Amendment, dated June 15, 2016, to Restricted Stock Purchase Agreement, dated February 4, 2014, by and between 3D Systems Corporation and Andrew M. Johnson

10.4	First Amendment, dated June 15, 2016, to Restricted Stock Purchase Agreement, dated February 3, 2015, by and between 3D Systems Corporation and Andrew M. Johnson

10.5	First Amendment, dated June 15, 2016, to Restricted Stock Award Agreement, dated November 13, 2015, by and between 3D Systems Corporation and Andrew M. Johnson

99.1	Press Release dated June 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: June 16, 2016

/s/ ANDREW m. JOHNSON
(Signature)
	Name:	Andrew M. Johnson
	Title:	Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Employment Agreement, dated June 15, 2016, by and between 3D Systems Corporation and John N. McMullen

10.2	Employment Agreement, dated June 15, 2016, by and between 3D Systems Corporation and Andrew M. Johnson

10.3	First Amendment, dated June 15, 2016, to Restricted Stock Purchase Agreement, dated February 4, 2014, by and between 3D Systems Corporation and Andrew M. Johnson

10.4	First Amendment, dated June 15, 2016, to Restricted Stock Purchase Agreement, dated February 3, 2015, by and between 3D Systems Corporation and Andrew M. Johnson

10.5	First Amendment, dated June 15, 2016, to Restricted Stock Award Agreement, dated November 13, 2015, by and between 3D Systems Corporation and Andrew M. Johnson

99.1	Press Release dated June 15, 2016